SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 1, 2005

Date of Report (Date of Earliest Event Reported)

WINSTON HOTELS, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	0-23732	56-1872141

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2626 Glenwood Avenue, Suite 200
Raleigh, North Carolina 27612

(Address of Principal Executive Offices) (Zip Code)

(919) 510-6010

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2005, the Compensation Committee of the Board of Directors (the “Board”) of Winston Hotels, Inc. (the “Company”) granted, and on February 1, 2005, the Board ratified, 2004 performance bonuses, new annual salaries for 2005 and awards of restricted common stock to each of the Company’s executive officers. These grants and awards are summarized in the following table:

	2004	2005	2005 Restricted
	Cash Bonus	Annual Salary	Stock Awards(1)
Robert W. Winston, III	$319,000	$405,000	28,330
Chief Executive Officer

Joseph V. Green	$309,000	$350,000	27,442
President and Chief Financial Officer

Kenneth R. Crockett	$255,000	$310,000	22,647
Executive Vice President and Chief Operating Officer

Brent V. West	$100,000	$175,000	10,857
Vice President and Chief Accounting Officer

James P. Frey	$72,000	$154,000	9,569
Vice President

(1)	The restricted stock awards vest 20% immediately and 20% on each of January 1, 2006, 2007, 2008 and 2009.

     There was no change to the fees payable to the Company’s directors. Directors who are not employees of the Company receive a fee of $1,500 for each Board meeting and $500 for each committee meeting attended in person. Typically, no additional fees are paid in connection with telephonic meetings. The Company also reimburses all directors for their out-of-pocket expenses in connection with their service on the Board. Each director received a grant of 8,500 shares of restricted stock in August 2004. These restricted stock awards vest 20% immediately and 20% on the day of the Company’s annual meeting of shareholders in each of 2005, 2006, 2007 and 2008.

     The Compensation Committee also set goals upon which 2005 bonuses for Robert W. Winston, III, Joseph V. Green and Kenneth R. Crockett will be based. These executive officers are eligible to receive a bonus in an amount equal to up to 100% of their annual salary. Any 2005 bonuses to these executive officers will be paid based primarily on the achievement of certain individual and Company goals. The goals for these 2005 bonus awards generally will be based on the following Company performance criteria: the Company’s ranking of total return to shareholders as compared to a peer group of hotel REITs, the Company’s annual funds from operations (FFO) as a percentage of the Company’s FFO guidance targets, and certain acquisition, disposition, lending and general corporate goals. Approximately 25% of the potential bonus awards will be based upon attainment of individual goals.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINSTON HOTELS, INC.
February 7, 2005	/s/ Joseph V. Green
Joseph V. Green
President and Chief Financial Officer